UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2014

Viking Investments Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1330 Avenue of the Americas, Suite 23 A, New York, NY	10019
(address of principal executive offices)	(zip code)

(212) 653-0946
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 28, 2014, Mr. James A. Doris was appointed to the Company’s Board of Directors.

From 2006 to the present, Mr. Doris, age 41, has owned his own law practice, known as DLO Lawyers (“DLO”). DLO is a full-service law firm and represents domestic and foreign clients regarding their business and investment activities in Canada. Mr. Doris’ practice areas include Mergers and Acquisitions, Private Equity Investments, Joint Ventures, Corporate Finance, Corporate Governance, Dispute Resolution, Real Estate and Estates. DLO has 4 offices in Eastern Ontario, Ottawa, Prescott, Brockville and Perth. Mr. Doris manages all aspects of the organization, including with respect to Business Development, Human Resources, Finance and Strategic Planning. Prior to starting his own firm, Mr. Doris served as Executive Vice President and In-House Counsel for PineLake Group, a real estate investment and development company in Toronto, Canada, and prior to working for PineLake, Mr. Doris was an associate lawyer at McMillan LLP, one of Canada’s leading business law firms.

Mr. Doris graduated (cum laude) from the University of Ottawa in 2001 and was called to the Bar of Ontario in 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Investments Group, Inc.

Dated: July 1, 2014	/s/ Tom Simeo
Tom Simeo
CEO & Chairman

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